                                                               Exhibit 3.21


                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 06/06/1991
                                                            751157057 -- 2138616




                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             GAF EXPORT CORPORATION

                        Pursuant to Sections 228 and 242
                         of the General Corporation Law
                            of the State of Delaware

            Stephen A. Block, Senior Vice President of GAF Export Corporation (the "Corporation"), does hereby certify as follows:

            1. The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on the 23rd day of September 1987 under the name Newco Mirror 2 Corp.

            2. The Corporation elects, pursuant to Section 242 of the General Corporation Law of the State of Delaware, to amend article "FIRST" of the Certificate of Incorporation to read in its entirety as follows:

                  "FIRST: The name of the Corporation is ISP (Puerto Rico) Inc."

            3. Such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by the written consent, in accordance with the provisions of Section 228 of such statute, of the holder of all outstanding stock entitled to vote thereon.

            IN WITNESS WHEREOF, the Corporation has duly caused this Certificate of Amendment to be executed on its behalf by its Senior Vice President and attested by its Assistant Secretary, this 28th day of May, 1991.


                                      GAF EXPORT CORPORATION


                                      By: /s/ Stephen A. Block
                                         --------------------------------------
                                         Stephen A. Block
                                         Senior Vice President

Attest:


/s/ Deborah D. Lawson
-----------------------------
Deborah D. Lawson
Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   CLOVER INC.


                         ADOPTED IN ACCORDANCE WITH THE
                        PROVISIONS OF SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW

            It is hereby certified that:

            1. The present name of the corporation (the "Corporation") is Clover Inc.

            2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 23, 1987.

            3. Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

            FIRST: The name of the corporation (hereinafter called the "corporation") is GAF Export Corporation.

            4. The foregoing amendment was declared advisable by the sole director of the Corporation pursuant to a resolution duly adopted the amendment on March 27, 1989, and was duly adopted in accordance with the provisions of
Section 242 of the Delaware General Corporation Law by the affirmative vote of the sole stockholder of the Corporation.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed on this 31 day of March, 1989.


                                      CLOVER INC.


                                      By: /s/ Samuel J. Heyman
                                         --------------------------------------
                                         Samuel J. Heyman
                                         President and Sole Director

Attest:


/s/ Irving Kagan
------------------------------
Irving Kagan
Vice President and Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              NEWCO MIRROR 2 CORP.

                         ADOPTED IN ACCORDANCE WITH THE
                        PROVISIONS OF SECTION 241 OF THE
                         GENERAL CORPORATION LAW OF THE
                                STATE OF DELAWARE

            NEWCO MIRROR 2 CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby sets forth an Amendment of its Certificate of Incorporation pursuant to Section 241 of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifying as follows:

            FIRST: Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

            "FIRST: The name of the corporation (the "corporation") is Clover Inc."

            SECOND: The Corporation has not received any payment for any of its stock.

            THIRD: The foregoing amendment has been duly adopted in accordance with the provisions of Section 241 of the DGCL.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Samuel J. Heyman, its President, and Irving Kagan, its Secretary, this 24th day of February, 1988.


                                    NEWCO MIRROR 2 CORP.

                                    By: /s/ Samuel J. Heyman
                                       --------------------------------------
                                       Samuel J. Heyman
                                       President

Attest:


/s/ Irving Kagan
-------------------------------
Irving Kagan
Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                              NEWCO MIRROR 2 CORP.

                                  ------------

            The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the `General Corporation Law of the State of Delaware"), hereby certifies that:

            FIRST: The name of the corporation (hereinafter called the "corporation") is

                  NEWCO MIRROR 2 CORP.

            SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

            THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000). The par value of each of such shares is One Cent ($.0l). All such shares are of one class and are shares of Common Stock.

            FIFTH: The name and the mailing address of the incorporator are as follows:

                NAME                     MAILING ADDRESS
                ----                     ---------------
             N.S. Truax   229 South State Street, Dover, Delaware 19901

            SIXTH: The corporation is to have perpetual existence.

            SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

            EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

            1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

            2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

            3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

            NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

            TENTH: The corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on September 23, 1987


                                     /s/ N.S. Truax
                                    ------------------------------------
                                                 N.S. Truax
                                                Incorporator




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